Exhibit 99.1

April 28, 2022	For More Information Contact:
For Immediate Release	Jay McConie, EVP and CFO
(516) 671-4900, Ext. 7404

THE FIRST OF LONG ISLAND CORPORATION REPORTS

EARNINGS FOR THE FIRST QUARTER OF 2022

Glen Head, New York, April 28, 2022 (GLOBE NEWSWIRE) – The First of Long Island Corporation (Nasdaq: FLIC), the parent company of The First National Bank of Long Island, reported increases in net income and earnings per share for the three months ended March 31, 2022.  In the highlights that follow, all comparisons are of the current three-month period to the same period last year unless otherwise indicated.

FIRST QUARTER 2022 HIGHLIGHTS

•	Net Income and EPS were $12.1 million and $.52, respectively, versus $11.3 million and $.47
•	ROA and ROE were 1.19% and 11.94%, respectively, compared to 1.11% and 11.17%
•	Net interest margin was 2.90% versus 2.69%
•	Strong loan originations of $261 million
•	Repurchased 202,886 shares at a cost of $4.5 million

Analysis of First Quarter Earnings

Net income for the first quarter of 2022 was $12.1 million, an increase of $816,000, or 7.2%, versus the same quarter last year.  The increase is due to growth in net interest income of $2.1 million, or 8.1%, and noninterest income, excluding $606,000 of gains on sales of securities in 2021, of $498,000, or 17.0%, and a decrease in noninterest expense of $680,000, or 4.1%. These items were partially offset by increases in the provision for credit losses of $1.4 million and income tax expense of $440,000.

The increase in net interest income reflects a favorable shift in the mix of funding as an increase in average checking deposits of $172.5 million, or 13.9%, and a decline in average interest-bearing liabilities of $144.4 million, or 6.0%, resulted in average checking deposits comprising a larger portion of total funding.  Also contributing to the increase was a decline in interest expense of $1.1 million in 2022 due to the maturity of a $150 million interest rate swap in May 2021 and reductions in the rates paid on non-maturity and time deposits. The average cost of interest-bearing liabilities declined 28 basis points (“bps”) from .82% for the first quarter of 2021 to .54% for the current quarter.  The increase in net interest income is also attributable to an increase of $147 million in average loans outstanding to $3.2 billion at March 31, 2022, largely driven by commercial mortgage originations.  Although the average balance of loans increased, the loan portfolio yield declined from 3.55% for the 2021 quarter to 3.47% for the current quarter due to a decline in income from SBA Paycheck Protection Program (“PPP”) loans of $1.2 million which reduced the portfolio yield by 8 bps.  PPP income for the current quarter was $743,000 with a weighted average yield of 14.8% and contributed 8 bps to the current quarter’s loan portfolio yield of 3.47%.

Net interest margin for the first quarter of 2022 was 2.90% as compared to 2.86% and 2.69% for the 2021 fourth and first quarters, respectively.  Income on PPP loans improved net interest margin by 6 bps, 11 bps and 9 bps in those quarters, respectively.  The current yield curve is favorable to net interest margin.  The direction of the margin for the remainder of 2022 is largely dependent on changes in the yield curve and balance sheet mix as well as competitive conditions.

During the first quarter of 2022 we originated $261 million of loans with a weighted average rate of approximately 3.11% which includes $199 million of commercial mortgages at a weighted average rate of 3.13%. The mortgage loan pipeline was $175 million with a weighted average rate of 3.36% at March 31, 2022.  While these rates are below the March 31, 2022 loan portfolio yield, current reinvestment rates for both the securities and loan portfolios are generally higher.

The provision for credit losses increased $1.4 million when comparing the first quarter periods from a credit of $986,000 in the 2021 quarter to a charge of $433,000 in the 2022 quarter.  The provision for the current quarter was mainly due to an increase in outstanding mortgage loans partially offset by economic conditions and historical loss rates.

The increase in noninterest income of $498,000, excluding $606,000 of gains on sales of securities in 2021, is primarily attributable to a final transition payment of $477,000 from LPL Financial for the conversion of the Bank’s retail broker and advisory accounts.  The increase also includes higher fees from debit and credit cards of $199,000 and income from bank-owned life insurance of $163,000.  These amounts were partially offset by a decrease in investment services income of $323,000 as the shift to an outside service provider resulted in less assets under management.

The decrease in noninterest expense of $680,000 was primarily due to declines in salaries and benefits expense of $315,000 and occupancy and equipment expense of $326,000, and a decrease in the provision for unfunded commitments.  The decrease in salaries and benefits is mainly due to a decline in overtime pay and branch closures in 2021.  These decreases were partially offset by salary and benefit costs of our new branch locations and hiring additional experienced banking professionals. The decrease in occupancy and equipment expense was due to lower rent, depreciation and maintenance and repair costs from the 2021 branch closures.

Income tax expense increased $440,000 and the effective tax rate increased from 19.4% to 20.6% when comparing the first quarter of 2021 to the current quarter.  The increase in the effective tax rate is mainly due to a decrease in the percentage of pre-tax income derived from tax-exempt assets in 2022.  The increase in income tax expense reflects the higher effective tax rate and an increase in pre-tax earnings in the current quarter as compared to the 2021 quarter.

Analysis of Earnings – First Quarter 2022 Versus Fourth Quarter 2021

Net income for the first quarter of 2022 increased $3.1 million, or 34.1%, from $9.0 million earned in the fourth quarter of last year.  The increase is mainly attributable to a  $3.9 million decrease in noninterest expense attributed largely to our branch optimization and debt extinguishment expenses in the fourth quarter of 2021.  The increase also includes growth in net interest income of $634,000 due to loan originations during the fourth and first quarters of 2021 and 2022, respectively, and higher noninterest income from the aforementioned transition payment.  Partially offsetting these items was an increase in income tax expense of $1.5 million for the same reasons discussed above with respect to the first quarter periods.

Asset Quality

The Bank’s allowance for credit losses to total loans (reserve coverage ratio) was .94% on March 31, 2022 as compared to .96% at December 31, 2021.  The decrease in the reserve coverage ratio was mainly due to economic conditions and historical loss rates.    Nonaccrual loans, troubled debt restructurings and loans past due 30 through 89 days are at very low levels.

Capital

The Corporation’s balance sheet remains positioned for lending and growth with a Leverage Ratio of approximately 10.15% at March 31, 2022.  The Corporation repurchased 202,886 shares of common stock during the first quarter of 2022 at a cost of $4.5 million.  We expect to continue common stock repurchases during 2022.  The increase in accumulated other comprehensive loss was due to an increase in interest rates which resulted in a net unrealized loss in the available-for-sale securities portfolio.

Key Initiatives

We continue focusing on strategic initiatives supporting the growth of our balance sheet and a profitable relationship banking business. Such initiatives include improving the quality of technology through continuing digital enhancements, optimizing our branch network across a larger geography, using new branding and “CommunityFirst” focus to improve name recognition, enhancing our website and social media presence including the promotion of FirstInvestments, and ongoing recruitment of additional experienced banking professionals to support our growth and technology initiatives.  We also continue to focus on the areas of cybersecurity, environmental, social and governance practices.  The Bank began occupying its leased space at 275 Broadhollow Road in Melville, N.Y. in April 2022.  The consolidation of back-office staff into this one facility will produce a more collaborative work environment and strengthened culture.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	3/31/22	12/31/21
	(dollars in thousands)
Assets:
Cash and cash equivalents	$85,811	$43,675
Investment securities available-for-sale, at fair value	682,984	734,318

Loans:
Commercial and industrial	103,870	90,386
SBA Paycheck Protection Program	12,377	30,534
Secured by real estate:
Commercial mortgages	1,870,546	1,736,612
Residential mortgages	1,191,691	1,202,374
Home equity lines	45,820	44,139
Consumer and other	2,021	991
	3,226,325	3,105,036
Allowance for credit losses	(30,287)	(29,831)
	3,196,038	3,075,205

Restricted stock, at cost	18,123	21,524
Bank premises and equipment, net	37,971	37,523
Right of use asset - operating leases	8,006	8,438
Bank-owned life insurance	108,573	107,831
Pension plan assets, net	19,129	19,097
Deferred income tax benefit	15,338	3,987
Other assets	18,705	17,191
	$4,190,678	$4,068,789
Liabilities:
Deposits:
Checking	$1,479,806	$1,400,998
Savings, NOW and money market	1,736,821	1,685,410
Time	328,763	228,837
	3,545,390	3,315,245

Short-term borrowings	50,000	125,000
Long-term debt	186,322	186,322
Operating lease liability	10,609	11,259
Accrued expenses and other liabilities	8,896	17,151
	3,801,217	3,654,977
Stockholders' Equity:
Common stock, par value $.10 per share:
Authorized, 80,000,000 shares;
Issued and outstanding, 23,106,070 and 23,240,596 shares	2,311	2,324
Surplus	89,362	93,480
Retained earnings	327,785	320,321
	419,458	416,125
Accumulated other comprehensive loss, net of tax	(29,997)	(2,313)
	389,461	413,812
	$4,190,678	$4,068,789

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended
	3/31/22	3/31/21
	(dollars in thousands)
Interest and dividend income:
Loans	$27,386	$26,706
Investment securities:
Taxable	1,668	1,833
Nontaxable	1,968	2,248
	31,022	30,787
Interest expense:
Savings, NOW and money market deposits	763	1,066
Time deposits	945	2,304
Short-term borrowings	441	350
Long-term debt	868	1,165
	3,017	4,885
Net interest income	28,005	25,902
Provision (credit) for credit losses	433	(986)
Net interest income after provision (credit) for credit losses	27,572	26,888

Noninterest income:
Bank-owned life insurance	742	579
Service charges on deposit accounts	726	683
Net gains on sales of securities	—	606
Other	1,956	1,664
	3,424	3,532
Noninterest expense:
Salaries and employee benefits	9,755	10,070
Occupancy and equipment	2,951	3,277
Other	3,063	3,102
	15,769	16,449
Income before income taxes	15,227	13,971
Income tax expense	3,144	2,704
Net income	$12,083	$11,267

Share and Per Share Data:
Weighted Average Common Shares	23,178,475	23,781,326
Dilutive stock options and restricted stock units	99,214	83,423
	23,277,689	23,864,749

Basic EPS	$.52	$.47
Diluted EPS	$.52	$.47
Cash Dividends Declared per share	$.20	$.19

FINANCIAL RATIOS
(Unaudited)
ROA	1.19%	1.11%
ROE	11.94%	11.17%
Net Interest Margin	2.90%	2.69%
Dividend Payout Ratio	38.46%	40.43%

PROBLEM AND POTENTIAL PROBLEM LOANS AND ASSETS

(Unaudited)

	3/31/22		12/31/21
	(dollars in thousands)

Loans, excluding troubled debt restructurings:
Past due 30 through 89 days	$1,113		$460
Past due 90 days or more and still accruing	—		—
Nonaccrual	1,235		1,235
	2,348		1,695
Troubled debt restructurings:
Performing according to their modified terms	547		554
Past due 30 through 89 days	—		—
Past due 90 days or more and still accruing	—		—
Nonaccrual	—		—
	547		554
Total past due, nonaccrual and restructured loans:
Restructured and performing according to their modified terms	547		554
Past due 30 through 89 days	1,113		460
Past due 90 days or more and still accruing	—		—
Nonaccrual	1,235		1,235
	2,895		2,249
Other real estate owned	—		—
	$2,895		$2,249

Allowance for credit losses	$30,287		$29,831
Allowance for credit losses as a percentage of total loans	.94%		.96%
Allowance for credit losses as a multiple of nonaccrual loans	24.5	x	24.2	x

AVERAGE BALANCE SHEET, INTEREST RATES AND INTEREST DIFFERENTIAL

(Unaudited)

	Three Months Ended March 31,
	2022			2021
	Average	Interest/	Average	Average	Interest/	Average
(dollars in thousands)	Balance	Dividends	Rate	Balance	Dividends	Rate
Assets:
Interest-earning bank balances	$27,675	$14.21%		$155,272	$39.10%
Investment securities:
Taxable	418,871	1,654	1.58	401,531	1,794	1.79
Nontaxable (1)	321,335	2,491	3.10	361,715	2,846	3.15
Loans (1)	3,160,058	27,387	3.47	3,013,009	26,707	3.55
Total interest-earning assets	3,927,939	31,546	3.21	3,931,527	31,386	3.19
Allowance for credit losses	(29,850)			(32,896)
Net interest-earning assets	3,898,089			3,898,631
Cash and due from banks	32,482			32,951
Premises and equipment, net	37,882			38,700
Other assets	158,479			134,770
	$4,126,932			$4,105,052
Liabilities and Stockholders' Equity:
Savings, NOW & money market deposits	$1,688,054	763.18		$1,707,546	1,066.25
Time deposits	277,667	945	1.38	421,394	2,304	2.22
Total interest-bearing deposits	1,965,721	1,708.35		2,128,940	3,370.64
Short-term borrowings	124,333	441	1.44	58,661	350	2.42
Long-term debt	186,322	868	1.89	233,224	1,165	2.03
Total interest-bearing liabilities	2,276,376	3,017.54		2,420,825	4,885.82
Checking deposits	1,416,223			1,243,728
Other liabilities	24,031			31,401
	3,716,630			3,695,954
Stockholders' equity	410,302			409,098
	$4,126,932			$4,105,052

Net interest income (1)		$28,529			$26,501
Net interest spread (1)			2.67%			2.37%
Net interest margin (1)			2.90%			2.69%

(1) Tax-equivalent basis. Interest income on a tax-equivalent basis includes the additional amount of interest income that would have been earned if the Corporation's investment in tax-exempt loans and investment securities had been made in loans and investment securities subject to federal income taxes yielding the same after-tax income. The tax-equivalent amount of $1.00 of nontaxable income was $1.27 for each period presented using the statutory federal income tax rate of 21%.

Forward Looking Information

This earnings release contains various “forward-looking statements” within the meaning of that term as set forth in Rule 175 of the Securities Act of 1933 and Rule 3b-6 of the Securities Exchange Act of 1934.  Such statements are generally contained in sentences including the words “may” or “expect” or “could” or “should” or “would” or “believe” or “anticipate”.  The Corporation cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements.  Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in interest rates; deposit flows and the cost of funds; demand for loan products; competition; changes in management’s business strategies; changes in accounting principles, policies or guidelines; changes in real estate values; and other factors discussed in the “risk factors” section of the Corporation’s filings with the Securities and Exchange Commission (“SEC”).  In addition, the pandemic continues to present financial and operating challenges for the Corporation, its customers and the communities it serves.  These challenges may adversely affect the Corporation’s business, results of operations and financial condition for an indefinite period.  The forward-looking statements are made as of the date of this press release, and the Corporation assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

For more detailed financial information please see the Corporation’s quarterly report on Form 10-Q for the quarter ended March 31, 2022.  The Form 10-Q will be available through the Bank’s website at www.fnbli.com on or about May 5, 2022, when it is electronically filed with the SEC. Our SEC filings are also available on the SEC’s website at www.sec.gov.